Exhibit 3

                              KELLY SERVICES, INC.

                                    BY - LAWS

                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which shareholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten days nor more than 60 days before the date of the meeting.

         Section 4. The Secretary of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors or by a committee of the Board of Directors which has been duly designated and empowered by the Board of Directors. Such special meetings may not be called by any other person or persons.

         Section 6. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. The holders of 60% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 10. No action required or permitted to be taken at any annual meeting or special meeting of the stockholders of this corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors which shall constitute the whole board shall be no fewer than five (5) and no more than nine (9). The directors shall be elected as provided in Section 2 of this Article. The directors shall be classified with respect to the term for which they shall severally hold office by dividing them into three classes, as nearly equal in number as may be, the classes to hold office for successive terms of three years, respectively, but all directors shall hold office until their successors are elected and qualified.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election of the class for which such director shall have been chosen and until a successor is duly elected and qualifies, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. The business of the corporation shall be managed by its board of directors which shall have and exercise full power in the management and conduct of the business and affairs of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Immediately following and at the place of holding the annual meeting of stockholders, the board of directors, as constituted upon final adjournment of such annual meeting, shall convene for the purpose of electing officers and transacting any other business properly brought before it. No notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the president on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors then in office.

         Section 8. At all meetings of the board a majority of the board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

         Section 10. The board of directors may, by resolution passed by majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

         Section 12. Directors, as such, shall not receive any stated salary for their services. By resolution of the board of directors, however, directors who are not officers may be paid an annual retainer, a fixed sum for attendance at each meeting of the board of directors and its committees of which they are members, and their expenses of attendance at such meetings.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, president, executive vice presidents, senior vice presidents, vice presidents, a secretary, a treasurer, one or more assistant secretaries and treasurers, a controller and such other officers and agents as the board may deem necessary for the transaction of the business of the corporation. The same person may be selected to fill more than one office except the offices of president and vice president. The board of directors shall choose the president from among their own number. A vice president who is not a director shall not succeed to or fill the office of president. Every officer and agent appointed by the board of directors shall be employed on a month-to-month basis only, unless otherwise provided in a written contract of employment specifically approved by the board of directors.

         Section 2. The salaries of all officers and agents of the corporation shall be fixed by the president of the company subject to revision by the board of directors.

         Section 3. Any officer elected or appointed by the board of directors may be removed at any time either with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                              CHAIRMAN OF THE BOARD

         Section 4. The chairman of the board shall have general control of the affairs of the corporation, subject only to the board of directors. The chairman shall preside at all meetings of the board of directors at which he or she is present.

                                  THE PRESIDENT

         Section 5. The president shall be the chief executive officer and the chief operating officer of the corporation; shall preside at all meetings of the stockholders; shall, in the absence or incapacity of the chairman of the board, perform all the duties and functions of that office; shall see that all orders and resolutions of the board of directors are carried into effect; and shall perform the duties that usually pertain to this office.

                            EXECUTIVE VICE PRESIDENTS

         Section 6. The board of directors may appoint one or more executive vice presidents, who shall direct the administration of the affairs of the corporation, being responsible to the president and to the chairman of the board. The president shall designate the order in which executive vice presidents shall perform all of the functions and duties of the office of president in the absence or incapacity of the president, and shall designate the order in which executive vice presidents shall perform all of the functions and duties of the chairman of the board in the absence or incapacity of both the chairman of the board and the president. Executive vice presidents shall have such general powers and duties of supervision and management as shall be assigned to them by the chairman of the board and the president.

                             SENIOR VICE PRESIDENTS

         Section 7. The board of directors may appoint one or more senior vice presidents, who shall have such general powers and duties of supervision and management as shall be assigned to them by the chairman of the board, the president, and the executive vice presidents. The president shall designate the order in which senior vice presidents shall perform all of the functions and duties of the office of president in the absence or incapacity of the president and the executive vice presidents, and shall designate the order in which senior vice presidents shall perform all of the functions and duties of the chairman of the board in the absence or incapacity of the chairman of the board, the president, and the executive vice presidents.

                                 VICE PRESIDENTS

         Section 8. The board of directors may appoint one or more vice presidents, who shall have such general powers and duties of supervision and management as shall be assigned to them by the chairman of the board, the president, the executive vice presidents, and the senior vice presidents. The president shall designate the order in which vice presidents shall perform all of the functions and duties of the office of president in the absence or incapacity of the president, the executive vice presidents, and the senior vice presidents, and shall designate the order in which vice presidents shall perform all of the functions and duties of the chairman of the board in the absence or incapacity of the chairman of the board, the president, the executive vice presidents, and the senior vice presidents.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary.

         Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer. The treasurer shall have such other duties as may be delegated to him or her from time to time by the president, subject to review by the board of directors.

         Section 13. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, at the direction of or in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   CONTROLLER

         Section 14. The controller shall account for all transactions, including all receipts and disbursements, of the corporation and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires an account of all such transactions and of the financial condition of the corporation. He shall have such other duties as may be delegated to him from time to time by the president, subject to review by the board of directors.

                                  RESIGNATIONS

         Section 15. Any director or officer may resign at any time, and if made in writing, the resignation is to be deemed accepted and effective from the time of its receipt by the corporation, unless some later time be fixed in the resignation, and then from that time.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors or the president or a vice president or the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, under the seal of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, and, (2) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. In no event shall such record date precede the date of the resolution establishing it. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the common stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the common stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting a full and clear statement of the business and condition of the corporation.

                                CHECKS AND NOTES

         Section 4. All checks or demands for money of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. The notes of the corporation shall be signed by at least two of the officers of the corporation appointed by the board of directors.

                                   FISCAL YEAR

         Section 5. The fiscal year of the corporation shall end at the close of business on the Sunday nearest December 31.

                                      SEAL

         Section 6. The corporate seal shall be circular in form and contain around its circumference the full corporate name of the corporation and the state of incorporation and in the center the words "Corporate Seal" and the year of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 INDEMNIFICATION

         Section 7. A director or officer, or former director or officer, of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns stock or of which it is a creditor, and such person's heirs, executors, and administrators, shall be indemnified by the corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which he or she may be made a party by reason of any alleged acts or omissions as such director or officer if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

         Section 8. A director or officer, or former director or officer, of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns stock or of which it is a creditor, and such person's heirs, executors, and administrators, shall be indemnified by the corporation against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of any alleged acts or omissions as such director or officer if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 9. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7 or 8 of this Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 10. Expenses incurred by a director or officer, former director or officer, or such person's heirs, executors and administrators in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, or such person's heirs, executors or administrators to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         Section 11. The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any and all other rights to which such director or officer, or former director or officer, or such person's heirs, executors or administrators might be entitled as a matter of law.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Subject to the provisions of statute, the by-laws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors or by the affirmative vote of holders of 75% of the voting power of all of the stock of this corporation entitled to vote in elections of directors, provided, however, that no by-law or by-laws fixing the qualifications, classifications or term of office of any member or members of the then existing board shall be made or altered during the term of office of the then existing board of directors. The by-laws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its stockholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware.